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                                                                     EXHIBIT 1.1


                                                                [Conformed Copy]




                 LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP
                        (a Delaware limited partnership)

                      $100,000,000 7% Senior Notes due 2018
                   $100,000,000 7 1/8% Senior Notes due 2028

                             UNDERWRITING AGREEMENT

                                                              September 28, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Chase Securities Inc.
ABN AMRO Incorporated
CIBC Oppenheimer Corp.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
Nesbitt Burns Securities, Inc.

c/o MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
 North Tower
 World Financial Center
 New York, New York  10281-1209

Ladies and Gentlemen:

         Lakehead Pipe Line Company, Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $100,000,000 aggregate principal amount of the Operating Partnership's 7% Senior Notes due 2018 (the "2018 Notes") and $100,000,000 aggregate principal amount of the Operating Partnership's 7 1/8% Senior Notes due 2028 (the "2028 Notes" and together with the 2018 Notes, the "Securities"). The Securities are to be issued pursuant to an indenture dated as of September 15, 1998, between the Operating Partnership and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 15, 1998 and by the Second Supplemental Indenture dated as of September 15, 1998 (as so supplemented, the "Indenture").





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         Each of the Operating Partnership, Lakehead Pipe Line Partners, L.P., a
Delaware limited partnership (the "Partnership"), and Lakehead Pipe Line
Company, Inc., a Delaware corporation (both in its capacity as general partner of the Operating Partnership and in its individual capacity, the "General Partner"), wishes to confirm as follows its agreement with the Underwriters in connection with the several purchases of the Securities by the Underwriters. The Partnership, the Operating Partnership and the General Partner are sometimes collectively referred to herein as the "Companies."

         The Companies understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         1. Registration Statement and Prospectus. The Operating Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-59597) under the Act, including a prospectus subject to completion relating to certain debt securities of the Operating Partnership, including the Securities. Such registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if such registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement is herein called the "Registration Statement." If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of the Securities may commence, the term "Registration Statement" as used in this Agreement means such registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Act before the offering of the Securities may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Basic Prospectus" as used in this Agreement means the prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement. "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus, together with the Basic Prospectus, which describes the Securities and the offering thereof, is filed pursuant to Rule 424(b) under the Act ("Rule 424(b)") and is used prior to the filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities and the offering thereof that is first filed pursuant to Rule 424(b) after the date and time this Agreement is executed and delivered by the parties hereto, together with the Basic Prospectus.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other


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information which is incorporated by reference in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be; any reference in this Agreement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Operating Partnership hereby agrees, upon the terms and subject to all the conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Companies herein contained and upon the terms and subject to all the conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Operating Partnership, at the price set forth in Schedule B hereto, the aggregate amount of Securities set forth opposite the name of such Underwriter in Schedule A hereto, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         3. Terms of Public Offering. The Operating Partnership has been advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Underwriters is advisable and initially to offer the Securities upon the terms set forth in the Final Prospectus.

         4. Delivery of the Securities and Payment Therefor. The Securities to be purchased hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Operating Partnership with The Depository Trust Company ("DTC") or its designated custodian.

         Delivery to the Underwriters of the Securities, against payment of the purchase price therefor in immediately available funds, shall be made by causing DTC to credit the Securities to the account or accounts designated by Merrill Lynch on behalf of the Underwriters at DTC. The time and date of such delivery shall be 10:00 A.M., New York City time, on October 1, 1998 (such time and date of payment and delivery being herein called (the "Closing Time"). The other documents to be delivered at the Closing Time by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002. The place of closing for the Securities and the Closing Time may be varied by


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agreement between the Underwriters and the Operating Partnership. Merrill Lynch
may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         The global certificates representing the Securities to be delivered to the Underwriters shall be made available to the Underwriters at the office of DTC or its custodian for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Time.

         5. Agreements of the Companies. Each of the Companies agrees with the several Underwriters as follows:

               (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, the Operating Partnership and the General Partner will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise the Underwriters and counsel for the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

               (b) The Operating Partnership and the General Partner will advise the Underwriters and counsel for the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the financial position, business, prospects, or results of operations of any of the Companies, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Operating Partnership and the General Partner will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

               (c) The Operating Partnership and the General Partner will furnish to the Underwriters, at the Underwriters' request and without charge,
(i) three signed copies and five


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conformed copies of the Registration Statement as originally filed with the
Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may request, and (iv) such number of copies of the exhibits to the Incorporated Documents as the Underwriters may request.

               (d) Neither the Operating Partnership nor the General Partner will file any amendment to the Registration Statement or make any amendment or supplement to the Preliminary Prospectus or the Final Prospectus or, prior to the end of the period of time referred to in the second sentence in paragraph
(f) below, file any document which, upon filing becomes an Incorporated Document, of which the Underwriters and counsel for the Underwriters shall not previously have been advised or to which, after the Underwriters and counsel for the Underwriters shall have received a copy of the document proposed to be filed, the Underwriters shall reasonably object; provided that the Underwriters' consent shall not be unreasonably withheld or delayed.

               (e) Prior to the execution and delivery of this Agreement, the Operating Partnership and the General Partner have delivered to the Underwriters, without charge, in such quantities as the Underwriters have requested, copies of the Preliminary Prospectus. The Operating Partnership and the General Partner consent to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by dealers, prior to the date of the Final Prospectus, of the Preliminary Prospectus so furnished by the Operating Partnership and the General Partner.

               (f) The Operating Partnership will cause the Final Prospectus to be filed pursuant to, and in compliance with, Rule 424(b). As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Operating Partnership and the General Partner will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. The Operating Partnership and the General Partner consent to the use of the Preliminary Prospectus or the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Preliminary Prospectus or the Final Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Operating Partnership or the General Partner or in the opinion of counsel for the Underwriters is required to be set forth in the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented) or should be


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set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Preliminary Prospectus or the Final Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Operating Partnership and the General Partner will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Operating Partnership or the General Partner and the several Underwriters agree that the Preliminary Prospectus or the Final Prospectus should be amended or supplemented, the Operating Partnership and the General Partner, if requested by the Underwriters, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

               (g) The Operating Partnership and the General Partner will cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Operating Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

               (h) The Operating Partnership and the General Partner will make generally available to security holders of the Operating Partnership a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

               (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 10 hereof or pursuant to clause (ii), (iii), (iv) or (v) of Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Companies to comply with the terms or fulfill any of the conditions of this Agreement, the Operating Partnership and the General Partner, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

               (j) The Operating Partnership will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Final Prospectus.



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               (k) During a period of 30 days from the date of the Final
Prospectus, the Companies will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Operating Partnership or of the Partnership; provided, however, that this limitation shall not apply to (i) bank borrowings or (ii) borrowings from the General Partner or any of its affiliates.

               (l) The Partnership, during the period when the Final Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

         6. Representations and Warranties of the Companies. Each of the Companies represents and warrants to each Underwriter that:

               (a) The Basic Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Preliminary Prospectus filed pursuant to Rule 424(b), complied when so filed in all material respects with the provisions of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Basic Prospectus or the Preliminary Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership in writing by or on behalf of any Underwriter expressly for use therein. To the best of each of the Companies' knowledge, information and belief, having made reasonable inquiries, the Commission has not issued any order preventing or suspending the use of the Basic Prospectus or the Preliminary Prospectus.

               (b) The Operating Partnership and the offering of the Securities contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Final Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) and at the Closing Time, complied or will comply in all material respects with the provisions of the Act and, with respect to the Registration Statement, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "1939 Act"), and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such documents that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Final Prospectus made in reliance upon and in conformity with information relating to any Underwriter


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furnished to the Operating Partnership in writing by or on behalf of any
Underwriter expressly for use therein.

               (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               (d) The capitalization of the Partnership as of June 30, 1998 was as set forth in the Final Prospectus under "Capitalization." The capitalization of the Operating Partnership as of such date was substantially the same as the capitalization of the Partnership as of such date.

               (e) Each of the Partnership, the Operating Partnership and Lakehead Services, Limited Partnership, a Delaware limited partnership (the "LPL Partnership"), has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus and, with respect to the Partnership, also to act as general partner of the LPL Partnership.

               (f) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses, to act as a general partner of the Partnership and the Operating Partnership and to act as limited partner of the LPL Partnership, in each case as described in the Final Prospectus.

               (g) The accountants, PricewaterhouseCoopers LLP (formerly Price Waterhouse LLP), who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

               (h) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership and the Operating Partnership on the basis stated in the Registration Statement at the respective dates or for the respective


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periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Companies.

               (i) The execution and delivery of, and the performance by each of the Companies of its obligations under this Agreement have been duly and validly authorized by each of such Companies, as the case may be, and this Agreement has been duly executed and delivered by each of the Companies.

               (j) The Indenture has been duly authorized by the Operating Partnership and duly qualified under the 1939 Act and, when duly executed and delivered by the Operating Partnership and the Trustee, will, based upon the advice of counsel, constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as enforcement generally may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equitable principles.

               (k) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will, based upon the advice of counsel, constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforcement generally may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (l) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Preliminary Prospectus and the Final Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

               (m) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement, the Indenture and the Securities, compliance by any of the Companies with the provisions hereof or thereof nor consummation by any of the Companies of the transactions contemplated hereby constitutes a breach of, or a default under, the partnership agreement, certificate or articles of incorporation or bylaws, or other organizational documents, of any of the Companies or the LPL Partnership, or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Companies or the LPL Partnership is a party or by which any of them may be bound or to which


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any of their respective properties is subject, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws), judgment, injunction, order or decree to which any of the Companies or the LPL Partnership is a named party, excluding in each case any breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the financial position, results of operations, business or prospects of the General Partner or the Partnership and the Operating Partnership (taken as a whole) (a "Material Adverse Effect").

               (n) Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), none of the Companies nor the LPL Partnership has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the General Partner or the Partnership and the Operating Partnership (taken as a whole), and there has not been any change in the capital stock or partner's capital, or material increase in the short-term debt or long-term debt of, any of the Companies, or any material adverse change, or any development that the Operating Partnership and the General Partner have reasonable cause to believe will involve a prospective material adverse change, in the financial position, business, prospects or results of operations of any of the Companies.

               (o) Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment of supplement thereto), no more than ten percent of the net proceeds from the sale of the Securities are intended to be or will be paid to members of the National Association of Securities Dealers or associated or affiliated persons of such members, or members of the immediate family of such members.

               (p) The Commission has issued an order under the Act declaring the Registration Statement effective and qualifying the Indenture under the 1939 Act and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance of the Securities or the consummation by the Operating Partnership of the other transactions contemplated by this Agreement and the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the issuance by the Operating Partnership of the Securities and the purchase and distribution of the Securities by the Underwriters.

               (q) The General Partner has (excluding its interests in the Partnership and the Operating Partnership) a net worth of at least $35 million.

               (r) Based upon the advice of counsel, none of the Companies is, or as of the Closing Time will be, an "Investment Company" as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or required to register as an "Investment Company" under the Investment Company Act.


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               (s) Based upon the advice of counsel, none of the Companies or the LPL Partnership is (i) a "public utility company," (ii) a "holding company,"
(iii) a "subsidiary company" of a "registered holding company" or of a "holding company" required to be registered under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or (iv) an "affiliate" of (A) a "registered holding company," (B) a "holding company" required to be registered under the 1935 Act, (C) a "subsidiary company" of a "registered holding company" or (D) a "subsidiary company" of a "holding company" required to be registered under the 1935 Act, as such terms are defined in the 1935 Act. Based upon the advice of counsel, the issuance and sale of the Securities as contemplated by the Final Prospectus is not subject to regulation under the 1935 Act.

               (t) There are no legal or governmental proceedings pending or, to the knowledge of any of the Companies, threatened, against any of the Companies or the LPL Partnership, or to which any of the Companies or the LPL Partnership, or to which any of their respective properties, is subject, that are required to be described in the Registration Statement or the Final Prospectus and are not described as required.

         7. Indemnification and Contribution. (a) Each of the Companies, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, or the Final Prospectus or in the Registration Statement or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Operating Partnership by or on behalf of the Underwriters expressly for use in connection therewith; provided, however, that the only information furnished in writing to the Operating Partnership by or on behalf of the Underwriters are the statements noted in Section 12 hereof; and provided, further, that the indemnification contained in this paragraph (a) with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Final Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus, provided that the Operating Partnership has delivered the Final Prospectus to the several Underwriters in requisite quantities on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which any of the Companies may otherwise have.

               (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against any of the Companies, such Underwriter or such controlling person shall promptly notify the General Partner on behalf of the Companies, and the Companies shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriters and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Companies have agreed in writing to pay such fees and expenses,
(ii) the Companies have failed to assume the defense and employ counsel reasonably satisfactory to the Underwriters or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and any of the Companies and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and one or more of the Companies by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Companies shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Companies shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with the Underwriters, which firm shall be designated in writing by Merrill Lynch, and that all such fees and expenses shall be reimbursed as they are incurred. None of the Companies shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, each of the Companies, jointly and severally, agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

               (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Companies, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement, and any person who controls any of the Companies within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Companies to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto; provided, however, that the only information furnished in writing to the Operating Partnership by or on behalf of the Underwriters are the statements noted in Section 12 hereof. If any action, suit or proceeding shall be brought against any of the Companies, any of the directors of the General Partner, any such officer of the General Partner, or any such controlling person based on the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Companies by paragraph (b) above, and the Companies, the directors of the General Partner, any such officer of the General Partner, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

               (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Companies on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any Underwriter, the extent to which any such loss, claim, damage or liability arises from the sale of Securities by such Underwriter to any person if a copy of the Final Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus, provided that the Operating Partnership has delivered the Final Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

               (e) The Companies and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Securities set forth opposite their names in Schedule I hereto (or such numbers of Securities increased as set forth in Section 10 hereof) and not joint.

               (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

               (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Companies set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any of the Companies, the directors of the General Partner or officers of the General Partner, or any person controlling any of the Companies,
(ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to any of the Companies or the directors or officers of the General Partner, or any person controlling any of the Companies, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7. The term "successor," as used in this Agreement, shall not include a purchaser from any Underwriter of any Securities in his status as a purchaser.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Securities hereunder are subject to the following conditions:

               (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of any of the Companies or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the Underwriters' satisfaction.

               (b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, business, prospects, or results of operations of the Companies not contemplated by the Final Prospectus, which in the opinion of the Underwriters, would materially, adversely affect the market for the Securities.

               (c) The Underwriters shall have received at the Closing Time an opinion of Susan Lenczewski, Senior Counsel of the General Partner, dated the Closing Time and addressed to the Underwriters to the effect that:

                   (i) There is no action, proceeding or investigation pending or, to the best of such counsel's knowledge after due inquiry, threatened against any of the Companies or the LPL Partnership which in such counsel's judgment could reasonably be expected to have a Material Adverse Effect.

                   (ii) None of the Companies or the LPL Partnership is in
               violation of any term of (A) its partnership agreement or certificate of incorporation or by-laws, as the case may be, (B) any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or (C) to the best of such counsel's knowledge after due inquiry, any applicable order, judgment or decree of any court, arbitrator or governmental authority to which any of the Companies or the LPL Partnership is a named party, which violations, in the judgment of such counsel, could reasonably be expected to have a Material Adverse Effect.

                   (iii) The Companies have obtained all consents, approvals, authorizations, orders, registrations or qualifications of or with any governmental agency or other governmental instrumentality required under applicable laws, ordinances, administrative or governmental rules or regulations in order to undertake and consummate SEP II (as defined in the Preliminary Prospectus), except such consents, approvals, authorizations, orders, registrations or qualifications (A) which are not yet required to be obtained, (B) which are of a routine or administrative nature expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business or (C) which if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

               (d) The Underwriters shall have received at the Closing Time an opinion of Andrews & Kurth L.L.P., counsel for the Companies, dated the Closing Time and addressed to the Underwriters to the effect that:

                   (i) Each of the Partnership, the Operating Partnership and
               the LPL Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus and, with respect to the Partnership, also to act as general partner of the LPL Partnership.

                   (ii) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses, to act as a general partner of the Partnership and the Operating Partnership and to act as limited partner of the LPL Partnership, in each case as described in the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of the States of Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin and, to the knowledge of such counsel (after due inquiry), such jurisdictions are the only jurisdictions within the United States in which the Operating Partnership owns or leases property, or conducts any business, so as to require the General Partner to qualify to conduct business as a foreign corporation and in which the failure to so qualify would be likely in the reasonable judgment of such counsel to have a Material Adverse Effect. Interprovincial Pipe Line Inc. ("IPL") is the record owner of all of the issued and outstanding shares of capital stock of the General Partner.

                   (iii) The Operating Partnership has been qualified or
               registered as a foreign limited partnership to conduct business in the States of Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin and, to the knowledge of such counsel (after due inquiry), such jurisdictions are the only jurisdictions in which the Operating Partnership owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership and in which the failure to so qualify or register would be likely in the reasonable judgment of such counsel to have a Material Adverse Effect.

                   (iv) The authorized and outstanding partnership interests of the Partnership are as set forth under the caption "The Partnership" in the Final Prospectus.

                   (v) The General Partner is the sole general partner of each of the Partnership and the Operating Partnership and is the sole limited partner of the LPL Partnership. The General Partner owns of record a general partner interest in the Partnership of 1.0%, and owns of record a limited partner interest in the Partnership (represented by 3,912,750 Class B Common Units) of approximately 14.8%, a general partner interest in the Operating Partnership of 1.0101% and a limited partner interest in the LPL Partnership of 99%. The Partnership is the sole general partner of the LPL Partnership and owns of record a general partner interest in the LPL Partnership of 1.0%. The Partnership is the sole limited partner of the Operating Partnership and owns of record a limited partner interest in the Operating Partnership of 98.9899%.

                   (vi) The Registration Statement and all post-effective
               amendments thereto, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

                   (vii) The Indenture has been duly qualified under the 1939
               Act.

                   (viii) Each of the Companies has the partnership or corporate power and authority, as the case may be, to enter into this Agreement and, in the case of the Operating Partnership, to issue, sell and deliver the Securities to the Underwriters as provided herein.

                   (ix) This Agreement has been duly authorized, executed and delivered by each of the Companies.

                   (x) The Indenture has been duly authorized, executed and
               delivered by the Operating Partnership and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited or affected by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (B) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, and (C) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

                   (xi) The Securities are in the form contemplated by the
               Indenture, have been duly authorized by the Operating Partnership and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities) and delivered against payment of the purchase price therefor in accordance with the terms of this Agreement, the Securities have been duly executed and delivered by the Operating Partnership and, under the law of the State of New York, constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited or affected by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (B) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, and (C) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

                   (xii) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Final Prospectus.

                   (xiii) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement, the Indenture and the Securities, compliance by any of the Companies with the provisions hereof or thereof nor consummation by any of the Companies of the transactions contemplated hereby constitutes a breach of, or a default under, the partnership agreement, certificate or articles of incorporation or bylaws, or other organizational documents, of any of the Companies or the LPL Partnership (the "Organizational Documents") or any agreement, indenture, lease or other instrument to which any of the Companies or the LPL Partnership is a party or by which any of them may be bound or to which any of their respective properties is subject that is an exhibit to the Registration Statement or to any Incorporated Document, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws), judgment, injunction, order or decree to which any of the Companies or the LPL Partnership is a named party and which has been specifically identified to such counsel in a certificate signed by an authorized officer of the Operating Partnership, excluding in each case

               (other than with respect to the Organizational Documents) any breaches, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                   (xiv) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of any of the Companies (except as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Securities) for the valid issuance and sale of the Securities to the Underwriters as contemplated by this Agreement.

                   (xv) The Registration Statement and the Final Prospectus and
               any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act.

                   (xvi) To the knowledge of such counsel, (A) other than as
               described or contemplated in the Final Prospectus (or any supplement thereto) or any Incorporated Document, there are no legal or governmental proceedings pending or threatened against any of the Companies, or to which any of the Companies, or any of their property, is subject, which are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be.

                   (xvii) The Amended and Restated Agreement of Limited
               Partnership of the Partnership has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws; the Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws; the Amended and Restated Agreement of Limited Partnership of the LPL Partnership has been duly authorized, executed and delivered by the Partnership and the General Partner and is a valid and legally binding agreement of the Partnership and the General Partner, enforceable against the Partnership and the General Partner in accordance with its terms, subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of any implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

                   (xviii) None of the Companies or the LPL Partnership is an
               "Investment Company" as that term is defined in the Investment Company Act or is required to register as an "Investment Company" under the Investment Company Act.

                   (xix) None of the Companies or the LPL Partnership is a
               "public utility company" or a "holding company" as such terms are defined in the 1935 Act.

Such counsel shall also state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Final Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Final Prospectus, as of its date and as of the Closing Time, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Final Prospectus, as of its respective date, and as of the Closing Time, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement or the Final Prospectus or any Incorporated Document). In addition, such counsel shall state that for purposes of determining whether the fair market value of the assets of the General Partner (excluding the General Partner's interest in the Partnership and in the Operating Partnership) exceeds the liabilities of the General Partner by at least $35 million, such counsel has advised the General Partner that any assets or liabilities reflected on a balance sheet prepared in accordance with generally accepted accounting principles that merely represent timing differences between generally accepted accounting principles and federal income tax accounting principles should be excluded in the making of such determination.

         In rendering such opinions, such counsel may (1) rely in respect of factual matters upon certificates of officers of the General Partner and upon information obtained from public officials, upon opinions of other counsel issued in connection with the offering of the Securities pursuant to the Final Prospectus and other sources believed by such counsel to be responsible, (2) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law and New York law, (3) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership, the Operating Partnership, the General Partner or the LPL Partnership may be subject and (4) state that their opinion is furnished as counsel for the Companies and the LPL Partnership to the Underwriters and is solely for the benefit of the several Underwriters.

               (e) The Underwriters shall have received at the Closing Time an opinion of Sullivan & Cromwell, counsel for the Companies, dated the Closing Time and addressed to the Underwriters to the effect that (i) none of the Companies or the LPL Partnership is (A) a "subsidiary company" of a "registered holding company," or of a "holding company" required to be registered under the 1935 Act or (B) is an "affiliate" of a "registered holding company," or of a "holding company" required to be registered under the 1935 Act, or of a "subsidiary company" of a "registered holding company," or of a "holding company" required to be registered under the 1935 Act, as such terms are defined in the 1935 Act, and (ii) no consent, authorization, approval or filing is required to be obtained or made under the 1935 Act in connection with the issuance and sale of the Securities by the Operating Partnership as contemplated by the Final Prospectus.

               (f) Each of (i) Sidley & Austin, with respect to the State of Illinois, (ii) Barnes & Thornburg, with respect to the State of Indiana, (iii) Butzel Long, with respect to the State of Michigan, (iv) Magie, Andresen, Hagg, Paciotti, Butterworth & McCarthy, P.A., with respect to the State of Minnesota,
(v) Phillips, Lytle, Hitchcock, Blaine & Huber, with respect to the State of New York, (vi) Pearce & Durick, with respect to the State of North Dakota and (vii) DeWitt, Ross & Stevens S.C., with respect to the State of Wisconsin, each of which is acting as special local counsel for the Companies, shall have furnished to the Underwriters its written opinion or opinions, dated as of the Closing Time in form and substance satisfactory to the Underwriters to the effect that:

                   (i) The Operating Partnership has been duly qualified or
               registered as a foreign limited partnership for the transaction of business under the laws of such state.

                   (ii) The Operating Partnership has all requisite power and authority as a limited partnership under the laws of such state to own or lease the portion of the assets, properties and rights relating to the Lakehead System (as defined in the Final Prospectus) located in such state and to conduct its business in such state.

                   (iii) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement and the Indenture, compliance by the Companies with the provisions hereof or thereof nor consummation by the Companies of the transactions contemplated hereby or thereby will result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to either of the Companies or any of their respective properties.

                   (iv) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or instrumentality of such state governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or, to such counsel's knowledge, based solely upon its participation as special counsel in matters relating to the offering of the Securities pursuant to the Final Prospectus and without in any manner having conducted an independent investigation, any other governmental agency or instrumentality of such state having jurisdiction over either of the Companies, as the case may be, or any of their respective properties, is required for the sale or issuance of the Securities by the Operating Partnership, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under state securities or Blue Sky laws, (3) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Operating Partnership to conduct its business substantially in accordance with its past practice or (4) as set forth or contemplated in the Final Prospectus.

               (g) The Underwriters shall have received at the Closing Time an opinion of Steptoe & Johnson, special FERC counsel for the Companies, dated the Closing Time and addressed to the Underwriters to the effect that:

                   (i) No consent, approval, authorization, order, registration or qualification of or with the FERC is required for the issuance of the Securities, the offer and sale of the Securities by the Operating Partnership or the execution, delivery and performance of this Agreement, the Indenture and the Securities.

                   (ii) To the knowledge of such counsel and without in any
               manner having conducted an investigation, there are no material legal or governmental proceedings pending or threatened against any of the Companies by or before the FERC or on appeal from the FERC, except as set forth in or contemplated by the Final Prospectus.

               (h) The Underwriters shall have received at the Closing Time an opinion of Loomis, Ewert, Ederer, Parsley, Davis & Gotting, special Michigan regulatory counsel to the Companies, dated the Closing Time and addressed to the Underwriters to the effect that no consent, approval, authorization, order, registration or qualification of or with the Michigan Public Service Commission is required for the issuance and sale of the Securities by the Operating Partnership, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained.

               (i) The Underwriters shall have received at the Closing Time an opinion of McCarthy Tetrault, Canadian counsel to IPL, dated the Closing Time and addressed to the Underwriters to the effect that:

                   (i) No consent, approval, authorization, order, registration or qualification of or with, any governmental agency or other governmental instrumentality of Canada or any province thereof having jurisdiction over any of the Companies or IPL is required for the issuance and sale of the Securities as contemplated by the Final Prospectus.

                   (ii) To the best of such counsel's knowledge, there is no
               litigation or governmental proceeding to which IPL is a party or to which its properties are subject that is pending or threatened against it that, if adversely determined, would have a Material Adverse Effect.

               (j) The Underwriters shall have received at the Closing Time an opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Closing Time, with respect to the matters referred to in clauses (i), (vi),
(vii), (viii), (ix), (x), (xii) and (xv) (but only with respect to the Registration Statement and the Final Prospectus and any supplements or amendments thereto) of the foregoing paragraph (d) and such other related matters as the Underwriters may request.

               (k) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Time from PricewaterhouseCoopers LLP, independent accountants, substantially in the forms heretofore approved by the Underwriters.

               (l) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of any of the Companies shall be threatened by the Commission at or prior to the Closing Time; (ii) there shall not have been any change in the capitalization of the Operating Partnership nor any material increase in the short-term or long-term debt of the Operating Partnership (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto); (iii) none of the Companies shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the General Partner or the Partnership and the Operating Partnership (taken as a whole), other than those reflected in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Companies contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Time as if made on and as of the Closing Time, and the Underwriters shall have received a certificate, dated the Closing Time and signed by the chief executive officer and the chief financial officer of the General Partner (or such other officers as are acceptable to the Underwriters), to the effect set forth in this Section 8(l) and in Section 8(m) hereof.

               (m) None of the Companies shall have failed at or prior to the Closing Time to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Time.

               (n) At the Closing Time, the Securities shall be rated at least "A3" by Moody's Investors Services Inc. and "A-" by Standard & Poor's Ratings Services, a division of The McGrawHill Companies, Inc., and the Operating Partnership shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Operating Partnership's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Operating Partnership's other debt securities.

               (o) Each of the Operating Partnership and the General Partner shall have furnished or caused to be furnished to the Underwriters, such further certificates and documents as the Underwriters shall have reasonably requested that are customary in closing transactions of the nature contemplated by this Agreement.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         Any certificate or document signed by any officer of the General Partner, whether on behalf of itself or the Partnership or the Operating Partnership, and delivered to the Underwriters or to counsel for the Underwriters, shall be deemed a representation and warranty by the Companies to each Underwriter as to the statements made therein.

         9. Expenses. The Companies agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Final Prospectus, each amendment or supplement to any of them and this Agreement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Final Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any Agreement among Underwriters, the Indenture, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee;
(vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and lodging expenses incurred by or on behalf of representatives of the Companies in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the accountants for the Companies; (x) the fees and expenses of counsel (including local and special counsel) for the Companies; (xi) any fees payable in connection with the rating of the Securities; and (xii) any fees payable to DTC in connection with the Securities being book-entry only securities.

         10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been given by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the General Partner, on behalf of the Companies, by notifying the Underwriters, or by the Underwriters, by notifying the General Partner, on behalf of the Companies.

         If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Final Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         Any notice under this Section 10 may be made by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in the Underwriters' absolute discretion, without liability on the part of any Underwriter to the

Companies by notice to the General Partner, on behalf of the Companies, if prior to the Closing Time; (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the financial position, results of operations, business or prospects of the General Partner or the Partnership and the Operating Partnership (taken as a whole), whether or not arising in the ordinary course of business; (ii) trading in the Class A Common Units of the Partnership shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; or (v) there shall have occurred any material adverse change in the financial markets in the United States or Canada, any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' judgment, impracticable or inadvisable to commence or continue the offering of the Securities on the terms set forth on the cover page of the Final Prospectus or to enforce contracts for the resale of the Securities by the Underwriters. Notice of such termination shall be promptly given to the General Partner, on behalf of the Companies, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, second and third paragraphs, the second sentence of the fifth paragraph and the penultimate sentence of the last paragraph under the caption "Underwriting" in the Preliminary Prospectus and in the Final Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(a), 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any of the Companies, at the office of the General Partner, at Suite 400, Lake Superior Place, 21 West Superior Street, Duluth, Minnesota 55802, Attention: Susan Lenczewski, Secretary; or (ii) if to the Underwriters, care of Merrill Lynch, 1221 McKinney, Suite 2700, Houston, Texas 77010, Attention: Rob Jones.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Companies, the directors and officers of the General Partner, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Securities in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         15. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Companies submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Companies, and shall survive delivery of the Securities to the Underwriters.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Companies in accordance with its terms.

                                      Very truly yours,


                                      LAKEHEAD PIPE LINE PARTNERS, L.P.

                                      By:  Lakehead Pipe Line Company, Inc.
                                           General Partner


                                      By: /s/ Mark A. Maki
                                          --------------------------------------
                                          Name: Mark A. Maki
                                                --------------------------------
                                          Title: Chief Accountant
                                                 -------------------------------

                                      LAKEHEAD PIPE LINE COMPANY,
                                      LIMITED PARTNERSHIP

                                      By:  Lakehead Pipe Line Company, Inc.
                                           General Partner


                                      By: /s/ Mark A. Maki
                                          --------------------------------------
                                          Name: Mark A. Maki
                                                --------------------------------
                                          Title: Chief Accountant
                                                 -------------------------------

                                      LAKEHEAD PIPE LINE COMPANY, INC.


                                      By: /s/ Mark A. Maki
                                          --------------------------------------
                                          Name: Mark A. Maki
                                                --------------------------------
                                          Title: Chief Accountant
                                                 -------------------------------

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
CHASE SECURITIES INC.
ABN AMRO INCORPORATED
CIBC OPPENHEIMER CORP.
CITICORP SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
NESBITT BURNS SECURITIES, INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED


By:   /s/ Rob L. Jones
   -------------------------------
    Authorized Signatory

                                   SCHEDULE A



                                                           Principal      Principal
                                                            Amount of      Amount of
     Name of Underwriter                                   2018 Notes     2028 Notes
     -------------------                                  ------------   ------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ..............................   $ 52,000,000   $ 52,000,000
Chase Securities Inc. .................................     24,000,000     24,000,000
ABN AMRO Incorporated .................................      6,000,000      6,000,000
Citicorp Securities, Inc. .............................      6,000,000      6,000,000
Credit Suisse First Boston Corporation ................      6,000,000      6,000,000
CIBC Oppenheimer Corp. ................................      3,000,000      3,000,000
Nesbitt Burns Securities, Inc. ........................      3,000,000      3,000,000
                                                          ------------   ------------
Total .................................................   $100,000,000   $100,000,000
                                                          ============   ============






                                     Sch A-1

                                   SCHEDULE B

                 LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP

                      $100,000,000 7% Senior Notes due 2018




         1. The initial public offering price of the 2018 Notes shall be 99.734% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the 2018 Notes shall be 98.859% of the principal amount thereof.

         3.    The interest rate on the 2018 Notes shall be 7% per annum.

         4. The 2018 Notes will be redeemable at the option of the Operating Partnership, in whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time at a redemption price equal to the sum of (a) an amount equal to 100% of the then-outstanding principal amount thereof and (b) the applicable Make-Whole Premium (as defined in the Final Prospectus), together with accrued and unpaid interest to the date fixed for redemption.




                                     Sch B-1

                                   SCHEDULE B

                 LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP

                   $100,000,000 7 1/8% Senior Notes due 2028




         1. The initial public offering price of the 2028 Notes shall be 99.693% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the 2028 Notes shall be 98.818% of the principal amount thereof.

         3.    The interest rate on the 2028 Notes shall be 7 1/8% per annum.

         4. The 2028 Notes will be redeemable at the option of the Operating Partnership, in whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time at a redemption price equal to the sum of (a) an amount equal to 100% of the then-outstanding principal amount thereof and (b) the applicable Make-Whole Premium (as defined in the Final Prospectus), together with accrued and unpaid interest to the date fixed for redemption.





                                     Sch B-2